Exhibit 99.1

NUTRISYSTEM, INC. REPORTS FIRST QUARTER 2010 RESULTS; ANNOUNCES QUARTERLY DIVIDEND OF $0.175 PER SHARE

Reports First Quarter 2010 Revenues of $159 Million and Diluted EPS of $0.15

Horsham, PA - May 3, 2010-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the first quarter of 2010. Highlights for the first quarter ended March 31, 2010 include:

  Revenues of $158.8 million as compared to $161.8 million for Q1 2009;
  Operating income from continuing operations of $7.8 million as compared to $15.5 million for Q1 2009;
  Net income of $4.8 million as compared to $8.8 million for Q1 2009;
  Adjusted EBITDA of $12.9 million, as compared to $20.0 million for Q1 2009. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation and amortization;
  Fully diluted earnings per share of $0.15, as compared to $0.29 in the first quarter of 2009; and
  Cash, cash equivalents and marketable securities of $89.6 million at March 31, 2010 with no debt and $200 million available under its credit agreement, as compared to $62.2 million in cash, cash equivalents and marketable securities at December 31, 2009.

"We continue to achieve quarterly sequential improvement in key metrics including revenue and gross margin, but most notably new customer starts which grew both sequentially and year over year," stated Chairman and CEO Joe Redling. "We expect new customer starts to continue to strengthen in the second quarter and anticipate modest revenue growth year over year for the balance of the year."

The Board of Directors declared a quarterly dividend of $0.175 per share, payable May 24, 2010, to shareholders of record as of May 13, 2010. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

"For the quarter, gross margin increased 130 basis points and G&A expense as a percent of revenue was 120 basis points lower than prior year. These benefits partially offset $8 million in marketing costs attributed to media rate pressure and retail startup expenses," said David Clark, Chief Financial Officer. "Based on the current customer and revenue trends, we anticipate a modest year-over-year profitability improvement for 2010."

Conference Call and Webcast

Management will host a webcast to discuss first quarter 2010 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of Nutrisystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 1-866-831-9862 (outside US/Canada 706-758-5226), the conference ID is 70604045. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem, Inc.
Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight management products and services.  Nutrisystem is sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, with convenient home delivery. The Company offers proven nutritionally balanced weight loss programs designed for women, men, and seniors, as well as the clinically tested Nutrisystem D plan, designed to help people with type 2 diabetes who want to lose weight. The Nutrisystem program is based on 35 years of nutrition research and the science of the low glycemic index, and offers a variety of great tasting, satisfying high-fiber, good carbohydrate meals that are heart healthy. Nutrisystem was named the "Best Value" of the six most popular commercial diet programs by SmartMoney magazine in January, 2010. The program has no membership fees and provides 24/7 weight management support by trained weight loss coaches and online weight management tools free of charge. In 2009 Nutrisystem was selected as the #1 overall online retailer in the Food and Drug category and #46 out of the top 500 online retailers overall by Internet Retailer Magazine. Nutrisystem proudly supports the American Diabetes Association in its Movement to Stop Diabetes and WomenHeart, The National Coalition For Women With Heart Disease, in its mission to bring about a greater awareness of the link between heart disease and obesity. For more information or to become a customer visit http://www.nutrisystem.com or call 1-800-435-4074.

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for the second quarter of 2010 and the full year 2010, continuing to pay regular quarterly dividends and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations Nutrisystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)
	Three Months Ended March 31, ~~-----------------------------------------~~
	2010	2009

REVENUE	$ 158,830	$ 161,779

COSTS AND EXPENSES:
Cost of revenue	72,139	75,472
Marketing	56,605	46,844
General and administrative	19,255	21,553
Depreciation and amortization	2,991	2,451
Total costs and expenses	150,990	146,320
Operating income from continuing operations	7,840	15,459
OTHER EXPENSE	(35)	(91)
EQUITY LOSS	-	(390)
INTEREST INCOME (EXPENSE), net	56	(49)
Income from continuing operations before income taxes	7,861	14,929
INCOME TAXES	2,962	5,610
Income from continuing operations	4,899	9,319
DISCONTINUED OPERATIONS:
Loss on discontinued operations, net of income tax benefit	(98)	(477)
Net income	$ 4,801	$ 8,842

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.16	$ 0.31
Loss from discontinued operations	-	(0.02)
Net income	$ 0.16	$ 0.29
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.16	$ 0.30
Loss from discontinued operations	(0.01)	(0.01)
Net income	$ 0.15	$ 0.29
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,707	29,316
Diluted	30,035	29,530

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)
	March 31,	December 31,
	2010	2009
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 59,123	$ 31,864
Marketable securities	30,480	30,324
Receivables	14,389	12,932
Inventories, net	40,550	52,012
Prepaid income taxes	-	2,420
Deferred income taxes	2,988	2,756
Other current assets	6,252	10,659
Current assets of discontinued operations	395	648
Total current assets	154,177	143,615

FIXED ASSETS, net	25,076	20,984
OTHER ASSETS	6,080	5,752
NON-CURRENT ASSETS OF DISCONTINUED OPERATIONS	447	436
	$ 185,780	$ 170,787
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 39,043	$ 32,246
Accrued payroll and related benefits	2,109	1,088
Deferred revenue	3,099	3,710
Income taxes payable	1,259	-
Other accrued expenses and current liabilities	5,577	2,653
Current liabilities of discontinued operations	450	577
Total current liabilities	51,537	40,274
NON-CURRENT LIABILITIES	5,130	1,550
Total liabilities	56,667	41,824

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 31,386,323 at March 31, 2010 and 30,949,784 at December 31, 2009)	29	29
Additional paid-in capital	7,258	6,515
Retained earnings	121,942	122,503
Accumulated other comprehensive loss	(116)	(84)
Total stockholders' equity	129,113	128,963
	$ 185,780	$ 170,787

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited, in thousands)
	Three Months Ended March 31, ~~-------------------------------------~~
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 4,801	$ 8,842
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on discontinued operations	98	477
Depreciation and amortization	2,991	2,451
Loss on disposal of fixed assets	65	-
Share-based expense	2,143	2,041
Deferred income tax benefit	(611)	(685)
Equity loss	-	390
Changes in operating assets and liabilities:
Receivables	(1,455)	1,458
Inventories, net	11,462	15,698
Other assets	4,468	223
Accounts payable	6,764	9,632
Accrued payroll and related benefits	1,021	(819)
Deferred revenue	(611)	(744)
Income taxes	3,701	5,793
Other accrued expenses and liabilities	2,211	1,212
Net cash provided by operating activities of continuing operations	37,048	45,969
Net cash used in operating activities of discontinued operations	(133)	(281)
Net cash provided by operating activities	36,915	45,688
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(186)	-
Capital additions	(2,964)	(2,315)
Net cash used in investing activities of continuing operations	(3,150)	(2,315)
Net cash used in investing activities of discontinued operations	(52)	(31)
Net cash used in investing activities	(3,202)	(2,346)
CASH FLOWS FROM FINANCING ACTIVITIES:
Exercise of stock options	101	38
Equity compensation awards, net	(1,408)	(662)
Payment of dividends	(5,362)	(5,331)
Repurchase and retirement of common stock	-	(1,939)
Net cash used in financing activities	(6,669)	(7,894)
Effect of exchange rate changes on cash and cash equivalents	19	(58)
NET INCREASE IN CASH AND CASH EQUIVALENTS	27,063	35,390
CASH AND CASH EQUIVALENTS, beginning of period	32,364	38,631

CASH AND CASH EQUIVALENTS, end of period	59,427	74,021
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATIONS, end of period	304	1,377
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 59,123	$ 72,644

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)

	Three Months Ended March 31, ____________________________________
	2010	2009

Adjusted EBITDA	$ 12,932	$ 19,951
Non-cash employee compensation expense	(2,101)	(2,041)
Other expense	(35)	(91)
Equity loss	-	(390)
Interest income (expense), net	56	(49)
Income taxes	(2,962)	(5,610)
Depreciation and amortization	(2,991)	(2,451)
Income from continuing operations	$ 4,899	$ 9,319

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other expense, equity loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company.

Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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